UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): September 21, 2016

UNIFIED GROCERS, INC.

(Exact name of registrant as specified in its charter)

California	000-10815	95-0615250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5200 Sheila Street, Commerce, CA 90040

(Address of principal executive offices) (Zip Code)

(323) 264-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 7.01.	Regulation FD Disclosure
Item 9.01.	Financial Statements and Exhibits

SIGNATURES

EXHIBIT INDEX

EXHIBIT 99.1 Press release dated September 27, 2016

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 21, 2016, Michael F. Henn, Executive Vice President, Chief Financial Officer of Unified Grocers, Inc. (the “Company” or “Unified”), informed the Company’s Board of Directors (the “Board”) of his intention to retire from that position effective September 30, 2016.

On September 21, 2016, Ms. Christine Neal, Senior Vice President, Finance and Treasurer, was appointed by the Board to the position of Executive Vice President, Chief Financial Officer and Treasurer (“EVP/CFO”) effective October 1, 2016. Ms. Neal had previously informed the Company of her intention to retire and has agreed to stay on during the search and transition for an EVP/CFO. Ms. Neal will have responsibility for Unified’s finance, accounting, information systems, internal audit (administrative responsibility) and strategic planning. Ms. Neal, 62, has served as Senior Vice President, Finance and Treasurer since January 2009. Prior to that, Ms. Neal served as Vice President and Treasurer from March 2003 to January 2009.

Mr. Henn’s current annual salary of $500,000 will be maintained through September 30, 2016, and he will maintain eligibility for fiscal 2016 bonus consideration to be paid in the amount earned and paid under the current parameters for the EVP/CFO, based upon Company performance for the fiscal year under the bonus plan (see Part III, Item 11, “Executive Compensation – Cash Bonus Plan” of the Company’s Annual Report on Form 10-K for the year ended October 3, 2015 for additional information). Mr. Henn will be granted an additional amount of $50,000 to compensate for the maximum Sheltered Savings Plan (“SSP”) contribution and other deferred compensation benefits generally available to EVP officers that Mr. Henn agreed to forego in anticipation of a shorter tenure when he was hired.

Following the appointment of Ms. Neal as EVP/CFO, Mr. Henn will continue to be employed by the Company as an officer through December 31, 2016 at an annual rate of $250,000 to assist with such matters as the Company may request. He will not be eligible for a fiscal 2017 bonus. All other benefits will continue at the same level through December 31, 2016 as in effect on September 30, 2016.

Commencing on October 1, 2016, the Company will pay Ms. Neal an annual base salary of $450,000 plus an annual car allowance of $32,821. Ms. Neal will continue her participation in the Unified Grocers’ Officer Annual Incentive Plan, Unified’s SSP, and Unified’s employee health insurance plans. Additionally, Ms. Neal will continue her participation in Unified’s Deferred Compensation Plan, Executive Salary Protection Plan III (“ESPPIII”), Supplemental Executive Retirement Plan and Long Term Incentive Plan.

Ms. Neal will qualify for bonus consideration in fiscal 2017 at the target percentage level of 60% then in effect for an EVP on a pro-rata basis for the period worked in the EVP/CFO role, subject to a minimum of one (1) calendar quarter credit. She will receive pro-rata credit toward other retirement benefits for time served in the EVP/CFO role, subject to a minimum of one (1) calendar quarter credit, and will be granted full vesting of her ESPPIII benefit through March 31, 2017, regardless of actual tenure. Ms. Neal currently is party to a severance agreement with the Company (see “Form of Severance Agreement for Vice Presidents, Senior Vice Presidents

and Executive Vice Presidents with Less Than Three Years in an Officer Position dated as of December 30, 2010” filed as Exhibit 10.73 to Post-Effective Amendment No. 2 to Form S-1 Registration Statement of the Company, filed on January 12, 2011, File No. 333-156519). There are no other relationships, agreements, or understandings between the Company and Ms. Neal.

Item 7.01. Regulation FD Disclosure.

On September 27, 2016, the Company issued a press release to announce the retirement of Michael F. Henn from the position of Executive Vice President, Chief Financial Officer, effective September 30, 2016, and to announce the appointment of Christine Neal as Executive Vice President, Chief Financial Officer and Treasurer of the Company effective October 1, 2016. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and will not be treated as “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be deemed incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this report. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that such furnishing is required by Regulation FD or that the information this Report contains is material investor information that is not otherwise publicly available.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release, issued by the Registrant, dated September 27, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 27, 2016	UNIFIED GROCERS, INC.

	By	/s/ Mary M. Kasper
Mary M. Kasper
Senior Vice President, General Counsel and Secretary